Exhibit 10.2

CHASE CORPORATION

AMENDED AND RESTATED

EMPLOYEES’ SUPPLEMENTAL PENSION AND SAVINGS PLAN

Effective January 1, 2005

TABLE OF CONTENTS

ARTICLE I	NAME, PURPOSE AND EFFECTIVE DATE

1.01 Name and Purpose
1.02 Effective Date

ARTICLE II	DEFINITIONS

2.01 Board
2.02 Code
2.03 Compensation
2.04 Effective Date
2.05 Employee
2.06 Employer
2.07 Participant
2.08 Plan Administrator
2.09 Plan
2.10 Pension Plan
2.11 Savings Plan
2.12 Supplemental Pension Plan Benefit
2.13 Supplemental Savings Plan Benefit

ARTICLE III	ELIGIBILITY

3.01 Participation

ARTICLE IV	SUPPLEMENTAL PENSION PLAN BENEFITS

4.01 Amount of Supplemental Pension Plan Benefits
4.02 Distributions Of Supplemental Pension Plan Benefit
4.03 Commencement Of Payment Of Supplemental Pension Plan Benefit
4.04 Death Benefit

ARTICLE V	SUPPLEMENTAL SAVINGS PLAN BENEFITS

5.01 Supplemental Savings Plan Contributions
5.02 Distributions Of Supplemental Savings Plan Benefits
5.03 Commencement Of Payment Of Supplemental Savings Plan Benefits
5.04 Death Benefit

ARTICLE VI	VESTING

6.01 Vesting

ARTICLE VII	FUNDING

7.01 Funding

i

ARTICLE VIII	ADMINISTRATION

8.01 Duties of the Plan Administrator
8.02 Finality of Decisions

ARTICLE IX	MISCELLANEOUS

9.01 Non-Guarantee Of Employment
9.02 Rights Under Plan
9.03 Amendments/Termination
9.04 Nonassignability
9.05 Entire Agreement; Successors
9.06 Successor Company
9.07 Governing Law

ii

ARTICLE I
NAME, PURPOSE AND EFFECTIVE DATE

1.01        Name and Purpose

The amended and restated supplemental pension and savings plan set forth herein shall be known as the Chase Corporation Employees’ Supplemental Pension and Savings Plan (the “Plan”). The Plan is established, and shall be maintained, solely for the purpose of providing supplemental pension and savings plan benefits which are not provided under the Pension Plan for Employees of Chase Corporation and the Chase Corporation Deferred Salary Savings Plan for certain Participants. The Plan is unfunded and maintained primarily for the purpose of providing deferred compensation for certain Participants who are highly compensated employees. The Plan has been amended and restated to comply with recent changes in the law, including Section 409A of the Internal Revenue Code of 1986.

1.02        Effective Date

This amended and restated Plan shall be effective as of January 1, 2005. This Plan shall apply to Participants who retire or terminate their employment with the Employer after January 1, 2005.

ARTICLE II
DEFINITIONS

When used herein, the following terms defined hereinafter shall have the following meanings unless a different meaning is clearly required by the context of the Plan:

2.01                        “Board” means the Board of Directors of the Employer.

2.02                        “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder, and any provision of future law that amends, supplements, or supersedes such provision.

2.03                        “Compensation” means the total compensation (including overtime, commissions and bonuses) payable to an Employee by the Employer and reportable to the federal government for income tax purposes on Form W-2, or any form prescribed by the Internal Revenue Service to take its place. Compensation shall also include disability payments and such amounts as shall be contributed pursuant to the Employee’s elections pursuant to Section 401(k) of the Code, and amounts treated as employer contributions pursuant to the Employee’s elections under Section 125 of the Code. Compensation shall not include any severance or salary continuation payments.

2.04                        “Effective Date” means January 1, 2005;  The initial Effective Date was January 1, 1994.

2.05                        “Employee” means any person employed by the Employer.

2.06                        “Employer” means Chase Corporation and any subsidiary and/or affiliated corporation which has adopted this Plan.

2.07                        “Participant” means an Employee who has been named a Participant in this Plan in the manner set forth in Article III.

2.08                        “Plan Administrator” means Chase Corporation, or its duly authorized representative.

2.09                        “Plan” means Chase Corporation Employees’ Supplemental Pension and Savings Plan.

2.10                        “Pension Plan” means the Pension Plan for Employees of Chase Corporation, as in effect on January 1, 2005 or as amended thereafter from time to time.

2.11                        “Savings Plan” means the Chase Corporation Deferred Salary Savings Plan, as in effect on January 1, 2005 or as amended thereafter from time to time.

2.12                        “Supplemental Pension Plan Benefit” means the benefit payable under Article IV of the Plan.

2.13                        “Supplemental Savings Plan Benefit” means the benefit payable under Article V of the Plan.

ARTICLE III
ELIGIBILITY

3.01        Participation

Any Employee shall become a Participant in the Plan provided:

(a)                                  he has satisfied the eligibility requirements for participation under the Pension Plan and/or the Savings Plan;

(b)                                 his Compensation exceeds or exceeded $200,000 indexed pursuant to Section 401(a)(17) of the Code ($220,000 for 2006); and

(c)                                  the Board, acting upon the recommendation of the Compensation Committee, authorizes his participation in the Plan.

In order to make contributions or have contributions made on his behalf under Article V,  an Employee who becomes a Participant must make an election to defer compensation in the manner provided under Article V.

ARTICLE IV
SUPPLEMENTAL PENSION PLAN BENEFITS

4.01        Amount of Supplemental Pension Plan Benefits

A Participant shall be entitled to a benefit under the provisions of this Article if his benefit determined under the provisions of the Pension Plan is less than such benefit would have been if (a) the definition of compensation under the Pension Plan included compensation in excess of Section 401(a)(17) of the Code and/or (b) the limits under Section 415 of the Code did not apply.

If a Participant’s benefit from the Pension Plan is reduced as a result of either or both of the conditions described in the preceding paragraph, the benefit to which the Participant shall be entitled under the Plan shall be determined as follows:

(i)                                     The benefit actually payable to the Participant on or after his normal retirement age under the terms of the Pension Plan shall be calculated.

(ii)                                  The benefit which would have been payable under the terms of the Pension Plan if the definition of compensation under the Pension Plan included compensation in excess of Section 401(a)(17) of the Code and if the limits under Section 415 of the Code did not apply shall be calculated.

(iii)                               The result of step (i) shall be subtracted from the result of step (ii), and the difference, if any, shall be the benefit payable to the Participant.

4.02        Distributions Of Supplemental Pension Plan Benefit

All payments of benefits to Participants and/or their designated beneficiaries under this Article IV shall be made in a lump sum or in installments over a period not to exceed ten (10) years, as elected by the Participant. The Participant shall make a distribution election by written notice to the Company at the time the Participant becomes a Participant in the Plan. If the Participant fails to make a timely election, the benefits shall be paid in a single lump sum distribution.

4.03        Commencement Of Payment Of Supplemental Pension Plan Benefit

Distribution of the Supplemental Pension Plan Benefits shall commence not later than the end of the year in which the Participant has separated from service with the Employer, including retirement. Any reductions for the commencement of benefits prior to the Participant’s normal retirement age under the Pension Plan shall also apply to the payment of benefits under this Article.

4.04        Death Benefit

If a Participant’s service providing relationship with the Company terminates by reason of his death or if he dies after he is no longer in a service providing relationship with the Company but prior to the distribution to him of all amounts payable to him under the Plan, the amounts that would otherwise be distributable to him, if living, shall be distributed to his designated beneficiary or beneficiaries and any reference to a Participant in Paragraph 4.01, above, shall be deemed to include a reference to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in such form and manner as from time to time may be prescribed by the Company. A Participant from time to time may revoke or change any beneficiary designation on file with the Company. If there is no effective beneficiary designation on file with the Company at the time of Participant’s death, distribution of amounts otherwise payable to the deceased Participant under this Plan shall be made to his Estate. If a beneficiary designated by a Participant to receive his benefit shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid to such deceased beneficiary’s Estate, unless the deceased Participant’s beneficiary designation provides otherwise.

ARTICLE V
SUPPLEMENTAL SAVINGS PLAN BENEFITS

5.01        Supplemental Savings Plan Contributions

(a)                                  If a Participant’s contributions under the Savings Plan are limited as a result of the limits under Section 401(a)(17) of the Code, such Participant may participate hereunder by electing, prior to the calendar year in which the election shall become effective, to defer a portion of his Compensation equal to the excess of (i) over (ii), where:

(i)                                     is the amount which the Participant would have contributed under the Savings Plan if the definition of compensation under the Savings Plan included Compensation in excess of Section 401 (a)(17) of the Code;

(ii)                                  is the amount actually contributed by the Participant under the Savings Plan.

The amount of Compensation deferred by the Participant pursuant to this paragraph (a) shall be credited to an account established for the Participant under this Plan (his “Supplemental Employee Contribution Account”).

(b)                                 If a Participant’s contributions under the Savings Plan are limited by the restrictions of Section 401(a)(17) of the Code, and the Participant thereby makes Supplemental Employee Contributions pursuant to paragraph (a) above, the Employer shall credit to an account established for the Participant under this Plan (his “Supplemental Company Contribution Account”), an amount equal to the Employer matching: contribution which would have been made pursuant to the Savings Plan if the Participant’s Supplemental Employee Contributions had been made pursuant to the Savings Plan.

The Participant’s Supplemental Employee Contribution Account and/or Supplemental Company Contribution Account shall be adjusted at the end of each calendar quarter to reflect a rate of return determined as if such accounts were invested at a rate which is one percent (1%) higher than the prime interest rate as reported by the Wall Street Journal at the beginning of the quarter.

Notwithstanding the foregoing, a Participant shall have 30 days from the date upon which he is informed by the Employer that he is eligible to participate in the Plan to file an election with the Employer to defer amounts for any Plan Year. Except as otherwise provided in the Plan, a Participant’s election to defer any amounts pursuant to the Plan shall be irrevocable when made and accepted by the Employer and shall not be subject to modification or amendment in any manner thereafter during the Plan Year.

5.02        Distributions Of Supplemental Savings Plan Benefits

All payments of benefits to Participants and/or their designated beneficiaries under this Article V shall be made in a lump sum.

5.03        Commencement Of Payment Of Supplemental Savings Plan Benefits

Distribution of the Supplemental Savings Plan Benefits shall commence not later than the end of the year in which the Participant has separated from service with the Employer, including retirement.

5.04        Death Benefit

If a Participant’s service providing relationship with the Company terminates by reason of his death or if he dies after he is no longer in a service providing relationship with the Company but prior to the distribution to him of all amounts payable to him under the Plan, the amounts that would otherwise be distributable to him, if living, shall be distributed to his designated beneficiary or beneficiaries and any reference to a Participant in Paragraph 4.01, above, shall be deemed to include a reference to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in such form and manner as from time to time may be prescribed by the Company. A Participant from time to time may revoke or change any beneficiary designation on file with the Company. If there is no effective beneficiary designation on file with the Company at the time of Participant’s death, distribution of amounts otherwise payable to the deceased Participant under this Plan shall be made to his Estate. If a beneficiary designated by a Participant to receive his benefit shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid to such deceased beneficiary’s Estate, unless the deceased Participant’s beneficiary designation provides otherwise.

ARTICLE VI
VESTING

6.01        Vesting

A Participant shall be vested in his Supplemental Pension Plan benefit, if any, in accordance with the vesting provisions of the Pension Plan. A Participant shall be fully vested at all times in his Supplemental Savings Plan benefits.

ARTICLE VII
FUNDING

7.01        Funding

There is no fund associated with this Plan. The Employer shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor, against the Employer with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant, surviving spouse or beneficiary hereunder. If the Employer, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan. The assets in any such reserve or fund shall be subject to the control of the Employer, and need not be used to pay benefits hereunder.

ARTICLE VIII
ADMINISTRATION

8.01        Duties of the Plan Administrator

The Plan shall be administered by the Plan Administrator in accordance with its terms and purposes. The Plan Administrator shall determine the amount and manner of payment of the benefits due to or on behalf of each Participant from the Plan and shall cause them to be paid by the Employer accordingly.

8.02        Finality of Decisions

The Plan Administrator is expressly granted, without intending any limitation, the discretion to construe the terms of the Plan and to determine eligibility for benefits hereunder. The decisions made by and the actions taken by the Plan Administrator in the administration of the Plan shall be final and conclusive on all persons, and neither the Plan Administrator nor the Employer shall be subject to individual liability with respect to the Plan.

ARTICLE IX
MISCELLANEOUS

9.01        Non-Guarantee Of Employment

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Participant, or as a right of any such Participant to be continued in the employment of the Employer, or as a limitation on the right of the Employer to deal with any Participant, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

9.02        Rights Under Plan

Nothing in this Plan shall be construed to limit, broaden, restrict, or grant any right to a Participant, surviving spouse or any beneficiary thereof under the Pension Plan or Savings Plan (“Qualified Plans”), nor to grant any additional rights to any such person under the Qualified Plans, nor in any way to limit, modify, repeal or otherwise affect the Employer’s right to amend or modify the Qualified Plans.

9.03        Amendments/Termination

The Employer reserves the right to make from time to time amendments to or terminate this Plan by vote duly adopted by the Board of Directors, provided that no such amendment or termination shall reduce any benefits earned under the terms of this Plan prior to the dale of termination or amendment.

9.04        Nonassignability

The benefits payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind and any attempt to cause any benefits to he so subjected shall not be recognized, except to the extent required by applicable law.

9.05        Entire Agreement; Successors

This Plan, including any subsequently adopted amendments, shall constitute the entire agreement or contract between the Employer and any Participant regarding the Plan.

There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Employer and any Participant relating to the subject matter hereof, other than those set forth in this Plan. This Plan and any amendment shall be binding on the parties hereto and their respective heirs, administrators, trustees, successors and assigns, and on all designated beneficiaries of the Participant.

9.06        Successor Company

In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which a successor to all or a major portion of the Employer’s property or business shall continue this Plan, and the successor shall have all of the powers, duties and responsibilities of the Employer under this Plan.

9.07        Governing Law

This Plan shall be construed and enforced in accordance with, and governed by, the Laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, Chase Corporation has caused this instrument to be executed in its name and on its behalf this 14th day of July, 2006.

CHASE CORPORATION

/s/ Peter R. Chase
Peter R. Chase President & Chief Executive Officer